WARRANT B


Dated: January 9, 1998                                   Warrant No. WA-1997-246
                               **216,272** Shares


         NEITHER THESE WARRANTS NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGULATION D UNDER THE ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

            These Warrants shall cease to be exercisable and shall be void after January 10, 2000, at 5:00 p.m.,
                           Salt Lake City, Utah time.


                         COMMON STOCK PURCHASE WARRANTS
                                       OF
                            COVOL TECHNOLOGIES, INC.


         FOR VALUE RECEIVED, Covol Technologies, Inc. (the "Company"), a Delaware corporation, hereby certifies that AJG Financial Services, Inc., or its permitted assigns, is entitled to purchase from the Company, subject to the conditions and upon the terms of this Warrant, at any time or from time to time after the date hereof and prior to 5:00 p.m. Salt Lake City, Utah time, on January 10, 2000, an aggregate of 216,272 fully paid and nonassessable shares of Common Stock, par value $.001, of the Company (subject to adjustment as provided herein), at a per share exercise price of $20.00 per share (subject to adjustment as provided herein). This Warrant is issued pursuant to the terms set forth in a letter agreement dated October 22, 1997, by and between the Holder (as defined below) and the Company (the "Letter Agreement").

         1.       Definitions.

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Shares.

         "Affiliate" of any Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, such Person.

         "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest, or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act, based on the quotient obtained by dividing (x) the value of the Company, as determined by an investment banking firm selected in accordance with the terms of Section 12, by (y) the number of Fully Diluted Outstanding shares of Common Stock.

         "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company (with inventory valued on a first-in-first-out basis) applicable to Common Stock as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by Price Waterhouse Coopers LLP or any other firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Majority Holders, determined in any event without any adjustment or reduction for the amount, if any, that may, under modifications to GAAP adopted after the Closing Date, be required either as an offset to or reserve against earnings or retained earnings, or as a deduction from book value or net worth, in either event as a result of the exercise, issuance, anticipated exercise or anticipated cost to the Company of any stock option, right or convertible security or any provision of the Warrants or any other warrant issued by the Company.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Utah or the State of Illinois.

         "Closing Date" shall mean January 9, 1998.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $0.001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the highest of (a) the Book Value per share of Common Stock at such date, (b) the Appraised Value per share of Common Stock as of a date which is within 120 days of such date, (c) the fair market value thereof as determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of such date, or (d) if there shall then be a public market for the Common Stock, the average of the daily market prices for the 30 consecutive Business Days immediately preceding such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the last reported sale price as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last sale price on such day in the over-the-counter market, as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), or if such sale price is not available on such date, the average of the closing bid and asked prices on such date as reported by NASDAQ, or if not so reported, then as reported by the National Quotation Bureau, Inc., (iv) if neither such firm at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

         "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. On the Closing Date, the Current Warrant Price is $10.00 per share of Common Stock.

         "Debenture Agreement" shall mean the Debenture Agreement and Security Agreement, dated as of January 9, 1998, between the Company and AJG Financial Services, Inc.

         "Default Rate" means eight percent (8%).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.

         "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and other options or warrants to purchase, or securities convertible into, shares of common stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "Holder" shall mean, as the context requires, the Person in whose name this Warrant or one of the other Warrants is registered on the books of the Company maintained for such purpose or the Person holding any Warrant Shares, and "Holders" shall mean two or more such Persons.

         "Independent Counsel" shall mean counsel to the Company, unless counsel to Holder disagrees in writing with the opinion or advice of such counsel with respect to the issue in question within fifteen (15) days after receipt of such opinion or advice, in which case the Company and Holder shall select another counsel, not the regular counsel of either, who is experienced in Securities Act matters, who shall render an opinion with respect to the issue in question. The legal fees and expenses of such other counsel incurred in connection with the rendering of such opinion shall be borne equally by Holder and the Company.

         "Letter Agreement" shall have the meaning set forth in the first paragraph of this Warrant.

         "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "Other Property" shall have the meaning set forth in Section 4.8.

         "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

         "Permitted Issuances" shall mean [(i) the issuance of up to 800,000 shares of Common Stock pursuant to certain outstanding warrants of the Company which are "out of the money" as of the Closing Date, (ii) the issuance of up to 1,500,000 shares of Common Stock pursuant to certain outstanding options, warrants or other securities of the Company convertible into Common Stock which are "in the money" as of the Closing Date, (iii) the issuance of or granting of rights to acquire up to 790,000 shares of Common Stock to PacifiCorp Financial Services, inc. or any of its affiliates ('PacifiCorp"), or their respective assigns, pursuant to the Convertible Loan and Security Agreement, dated, between the Company and PacifiCorp, (iv) the issuance of or granting of rights to acquire up to 515,000 shares of Common Stock to be sold by the Company pursuant to a private Placement Memorandum, (v) the issuance of or granting of rights to acquire up to 100,000 shares of Common Stock to LKD Partnership or its assigns pursuant to a Convertible Debenture in the principal amount of approximately $1,000,000 issued in November, 1996, (vi) the issuance of or granting of rights to acquire up to 2,000,000 shares of Common Stock to officers, directors, consultants or employees of the Company, which rights vest over the next 8 to 9 years, (vii) the issuance of or granting of rights to acquire up to 400,000 additional shares of Common Stock to any third parties in transactions other than those referred to in the preceding clauses (i) through
(vi)], and (viii) the issuance of shares of Common Stock upon exercise of the Warrants.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of January 9, 1998, between the Company and AJG Financial Services, Inc.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.1.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

         "Termination Date" shall have the meaning set forth in Section 2.

         "Transfer" shall mean any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

         "Warrant Shares" shall mean the shares of Common Stock purchased by Holders of the Warrants upon the exercise thereof.

         "Warrants" shall mean the two Warrants (one designated Warrant A and the other designated Warrant B), each dated January 9, 1998, issued by the Company to AJG Financial Services, Inc. evidencing rights to purchase initially up to an aggregate of 432,544 shares of Common Stock, and all warrants issued upon transfer, division or combination of, or in substitution or exchange for, any thereof.

         2. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time during the period (the "Exercise Period") commending on the date hereof, and ending on January 10, 2000, at 5:00 p.m. Salt Lake City, Utah time (the "Termination Date"), by the Holder of this Warrant by the surrender of this Warrant (with the exercise form at the end hereof duly executed) at the address set forth in Section 13 hereof, together with payment of the Warrant Price. Payment of the Warrant Price shall be made first by offset, in whole or in part, against any obligation of the Company to the Holder pursuant to the Debenture issued pursuant to the Debenture Agreement, and then any balance by wire transfer to an account in a bank located in the United States designated for such purpose by the Company or by certified or official bank check. The Warrant shall expire, and exercise shall no longer be allowed, to the extent the Warrant has not been exercised by the expiration of the Exercise Period.

         If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 1,000 shares of Common Stock and if the Exercise Period has not expired the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a warrant or warrants in the name of the Holder for the largest number of whole shares of Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. The Warrant shall expire, and exercise shall no longer be allowed, to the extent the Warrant has not been exercised by the expiration of the Exercise Period.

         3. Reservation of Warrant Shares. The Company will at all times during the Exercise Period have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the Warrant Shares. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). No stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

         Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

         Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section
8) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         4. Adjustments.

         The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

         4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (a) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (b) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         4.2 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (a)      cash;

                  (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock); or

                  (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock);

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (a) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (b) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of (x) any such cash so distributable and (y) the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (a) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (b) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         4.3      Issuance of Additional Shares of Common Stock.

                  (a) If at any time the Company shall (except as hereinafter provided in Sections 4.4 and 4.5) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the greater of the Current Warrant Price or the Current Market Price, then: (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (W) the numerator of which is the number of shares of Common Stock Outstanding immediately after the issuance or sale of such Additional Shares of Common Stock, and (X) the denominator of which is number of shares of Common Stock Outstanding immediately prior to such issuance or sale; and (ii) the Current Warrant Price shall be adjusted to a price determined by dividing (a) an amount equal to the sum of (X) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the then existing Current Warrant Price, plus (Y) the consideration, if any, received by the Company upon such issuance or sale, by (b) the total number of shares of Common Stock Outstanding immediately after such issuance or sale.

                  (b) If at any time the Company shall (except as hereinafter provided in Sections 4.4 and 4.5) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock equal to or greater than the greater of the Current Warrant Price or the Current Market Price, then the number of shares for which this Warrant is exercisable shall not change, but the Company shall issue to Holder a new Warrant for the number of shares of Common Stock equal to (i) the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction (W) the numerator of which is the number of shares of Common Stock Outstanding immediately after the issuance or sale of such Additional Shares of Common Stock, and (X) the denominator of which is the number of shares of Common Stock Outstanding immediately prior to such issuance or sale, less (ii) the number of shares for which this Warrant is exercisable immediately prior to such issuance or sale. The new Warrant shall have the same terms and provisions as this Warrant except with respect to the number of shares for which it is exercisable and except that the Current Warrant Price (as defined in the new Warrant) for each share of Common Stock for which such new Warrant is exercisable shall be equal to the fair value of the consideration per Additional Share of Common Stock.

                  (c) The provisions of this Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or
                           4.2. No  adjustment  shall be made under this Section
                           4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or
                           Section 4.5.

         4.4 Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants (other than the Warrants) or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the greater of the Current Warrant Price or the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest price per share at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration, if any, payable for such warrants or other rights as of the date of the actual issuance thereof. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

         4.5 Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the greater of the Current Warrant Price or the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in
Section 4.3(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and
(iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No further adjustment of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made under this
Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments thereof have been or are to be made pursuant to other provisions of this Section 4, no further adjustments shall be made by reason of such issue or sale.

         4.6 Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities, and either

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event,

then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the then outstanding Warrants, but not on any then outstanding Warrant Shares, on the basis of

                  (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

         4.7 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 4:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such
                           Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of
                           Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common

                           Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made upon the earlier of (i) the date upon which such adjustment, together with other adjustments required by this
                           Section 4 and not previously made, would result in a minimum adjustment, and (ii) the date of exercise.
                           For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Escrow of Warrant Shares. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, any Additional Shares of Common Stock issuable and other property distributable upon exercise by reason of such adjustment shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

                  (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder.

         4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation (hereinafter, a "Reorganization") and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right following the effectiveness of such Reorganization to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Reorganization by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such Reorganization, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such appropriate modifications as are satisfactory to the Majority Holders in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive Reorganizations.

         4.9 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4.2(a) or any other action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         4.10 Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

         5. Notices to Warrant Holders.

         5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to Holder in accordance with Section 13. The Company shall keep at its chief executive office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by Holder or any prospective purchaser of a Warrant designated by Holder.

         5.2 Notice of Certain Corporate Action. Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

         6. No Impairment.

         The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         7. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to any pre-emptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         8. Transfer.

         8.1 Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered in reliance on Section 4(2) of the Securities Act or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from registration pursuant to Rule 144 of the Securities Act is available. Except as provided in Section 8.6, this Warrant shall bear the following legend:

         NEITHER THESE WARRANTS NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

         8.2 Conditions to Transfer. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued (in the absence of registration under the Securities Act), the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Commission of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of Holder's counsel acceptable to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Exchange Act, or the rules and regulations promulgated under either such act (collectively, the "Securities Laws"). Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company any representation or agreement reasonably requested to determine compliance with the Securities Laws.

         8.3 Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 8 and the Holder hereby shall indemnify and hold harmless the Company, its representatives and each officer, director and control person thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Exchange Act, or the rules and regulations promulgated under either of such acts, or (ii) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or any of the Warrant Shares not in accordance with this Warrant.

         8.4 Transfer. Except as provided in this Section 8, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form (and if the entire amount of the Warrant is not being transferred, in the name of the Holder), and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this

Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

         8.5 Registration. The Holders of Warrants and Warrant Shares shall have the right to request registration of such Warrant Shares pursuant to the Registration Rights Agreement.

         8.6 Termination of Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by this Section upon the transferability of the Warrants, the War rant Shares and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or Warrant Share or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have delivered to the Holder or Holders of Warrants, Warrant Shares or Restricted Common Stock the written opinion of Independent Counsel stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 8 shall terminate as to this War rant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                  "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 8 HEREOF TERMINATED ON ____________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1.

         9. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company (it being understood that the written indemnity agreement of AJG Financial Services, Inc. shall be sufficient indemnity), if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

         10. Warrant Holder Not Shareholder. Except as otherwise provided here, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         11. Liquidated Damages. In the event the Company fails to comply in all material respects with any provision of the Registration Rights Agreement, upon written request of the Holder of this Warrant or Warrant Shares, the Company shall promptly obtain from an independent investment banking firm acceptable to such Holder an opinion estimating the net proceeds which such Holder would have received (after deducting underwriting commissions and discounts and any other expenses that would have been solely attributable to the registration or qualification of such shares of Warrant Shares) upon the sale of shares of
Warrant Shares proposed to be sold pursuant to such registration or qualification. Such opinion of the independent investment banking firm shall be
(a) delivered in writing to the Company, with a copy to such Holder, within thirty (30) days after the date of the request of such Holder to the Company and
(b) conclusive and binding on the Company and such Holder.

         Within 30 days of receipt by the Company of such estimate, the Company shall pay to such Holder an amount equal to (a) such estimated net proceeds minus (b) the aggregate Warrant Price paid or payable with respect to such shares of Warrant Shares. Payment of such amount shall be made by, at the option of such person, (i) wire transfer to an account in a bank located in the United States designated by such Holder for such purpose or (ii) a certified or official bank check drawn on a member of the Chicago or New York Clearing House payable to the order of such Holder. Upon payment to such Holder of such liquidated damages, such Holder shall assign to the Company this Warrant and the Warrant Shares proposed to be sold pursuant to the registration or qualification in question without any representation or warranty (other than that such Holder has good and marketable title thereto, free and clear of liens, claims, encumbrances and restrictions of any kind). If less than all of the shares of Common Stock issuable upon the exercise hereof were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel this Warrant and issue in the name of, and deliver to, the Holder, pursuant to
Section 2, a new Warrant for the shares of Common Stock issuable upon the exercise hereof not required to be assigned to the Company pursuant to the provisions of the preceding sentence. The Company agrees that the amount of actual damages that would be sustained by such Holder as a result of the failure of the Company to comply with any provisions of the Registration Rights Agreement is not capable of ascertainment on any other basis.

         12. Appraisal. The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Majority Holders and acceptable to the Company. If the investment banking firm selected by the Majority Holders is not acceptable to the Company and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall, at its sole cost, pay all fees of such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant.

         13. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is either (i) mailed by first-class mail, postage prepaid, in which event the notice shall be deemed effective three days after deposit in the mails, or (ii) delivered by established delivery service which guarantees three business days or less delivery, in which event the notice shall be deemed effective on the date of guaranteed delivery. Regardless of the method of delivery, the notice or communication shall be addressed to:

                  (a) the Company at 3280 North Frontage Road, Lehi, Utah 84043, Attention: Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at the address indicated in the opening paragraph hereof, or such other address as the Holder has designated in writing to the Company.

         14. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         15. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         16.  Warrant  Register.  The Company will  register this Warrant in the
Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         17. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         IN WITNESS WHEREOF, Covol Technologies, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 9th day of January, 1998.


ATTEST:                                               COVOL TECHNOLOGIES, INC.


/Asael T. Sorensen, Jr./                              By: /Stanley M. Kimball/
------------------------                                 ----------------------
Secretary                                                    President

                                  EXERCISE FORM

                          To be executed by the Holder
                          in Order to Exercise Warrants


         The undersigned Holder hereby irrevocably elects to exercise Warrants represented by this Warrant, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the Holder's name and be delivered to






                         [please print or type address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant, that a new Warrant for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated above.

         The undersigned acknowledges that, if this Exercise Form is submitted prior to the Company having given notice that the issuance of the Warrant Shares has been registered under the Securities Act, the Warrant Shares issued on exercise will be "restricted securities" and will bear appropriate restrictive legends.


Dated:
                                                     Signature of Holder






                                                     Signature Guaranteed

                                   ASSIGNMENT

                          To Be Executed by the Holder
                           in Order to Assign Warrants


         THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND TRANSFER THEREOF HAS BEEN RESTRICTED. ANY TRANSFER OR PURPORTED TRANSFER DESCRIBED IN THIS FORM OF ASSIGNMENT SHALL NOT BE EFFECTIVE UNTIL AND UNLESS THE PROPOSED TRANSFEREE COMPLIES WITH THE RESTRICTIONS ON TRANSFER DESCRIBED IN THE WARRANT CERTIFICATE.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
                           [please print or type]

Address:



Social Security:
or Taxpayer
I.D. No.

the undersigned's right to purchase up to ______________ Shares of Common Stock represented by this Warrant, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer the same on the books of the Company, with full power of substitution in the premises.


Dated:
                              Signature Guaranteed